UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 15, 2008
DIAMOND FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 17th Floor
San Francisco, California	94111-2702

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 912-3180

N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
EX-23.1
EX-99.1
EX-99.2

On September 17, 2008, Diamond Foods, Inc. (“Diamond”) filed a Form 8-K to report that it had completed its acquisition of certain assets of General Mills, Inc. (“General Mills”) for approximately $190 million in cash and the assumption of certain liabilities. This Form 8-K/A is being filed to provide the financial statements described under Item 9.01 below. These financial statements are filed as Exhibits 99.1, and 99.2 to this Form 8-K/A.
ITEM 9.01 Financial Statements and Exhibits
(a) Financial Statements of Business Acquired
The following financial statements of the Pop Secret business are being filed as Exhibit 99.1 and are incorporated by reference herein:
•	Audited Statements of Net Assets to be Sold as of May 25, 2008 and May 27, 2007 of General Mills popcorn business.

•	Audited Statements of Earnings before Income Taxes for the Years Ended May 25, 2008, May 27, 2007 and May 28, 2006 of General Mills popcorn business.
(b) Unaudited Pro Forma Financial Information
The required pro forma financial information as of May 25, 2008 is attached hereto as Exhibit 99.2
(c) Exhibits.

Exhibit	Description
23.1	Consent of KPMG LLP

99.1	Statement of Net Assets to be Sold as of May 25, 2008 and May 27, 2007 and related Statements of Earnings before Income Taxes for the years ended May 25, 2008, May 27, 2007 and May 28, 2006 of General Mills popcorn business.

99.2	Unaudited pro forma financial information as of May 25, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.
Date: December 1, 2008	By:	/s/ Steven M. Neil
		Name:	Steven M. Neil
		Title:	Chief Financial Officer and Administrative Officer

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